UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2010

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

MDRNA, Inc.

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Registration Rights Agreement

On July 21, 2010, in connection with the consummation of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of March 31, 2010, by and among MDRNA, Inc. (the “Company”), Cequent Pharmaceuticals, Inc. (“Cequent”), Calais Acquisition Corp. and a representative of the stockholders of Cequent (the “Merger Agreement”), which is further described in Item 2.01 of this Current Report on Form 8-K, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the stockholders of Cequent, pursuant to which the Company agreed (i) to file with the SEC a shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of all of the shares of the common stock, par value $0.006 per share, of the Company (the “Common Stock”) issued to such stockholders as a result of the Merger (the “Registrable Shares”) no later than forty-five (45) calendar days from the closing date of the Merger and (ii) to cause such shelf registration statement to be declared effective within ninety (90) calendar days of the closing date of the Merger. Such registration statement shall include no more than twenty percent (20%) of the aggregate fully diluted shares of Common Stock. On the earlier of (i) five (5) business days following the effective date of such registration statement, and (ii) five (5) months following the closing of the Merger, the Company shall file additional registration statements under and pursuant to the Registration Rights Agreement to register the remaining Registrable Shares.

The Company also granted to the stockholders of Cequent certain demand registration rights, which may only be exercised (i) in the event that the Company has not filed, and caused to be effective and maintained the effectiveness of a shelf registration statement relating to the Registrable Shares, and (ii) if (based on the then-current market prices) the number of Registrable Shares included in such demand registration would, if fully sold, reasonably be expected to yield gross proceeds of at least $5 million.

In addition, and subject to certain exceptions, the Registration Rights Agreement provides that whenever the Company proposes (i) to register any shares of Common Stock under the Securities Act for sale to the public solely for cash, and the form of registration statement to be used may be used for any registration of Registrable Shares or (ii) to sell any shares of Common Stock that have already been registered “off the shelf” by means of a prospectus supplement, the Company shall give prompt written notice to the Cequent stockholders that are signatory to the Registration Rights Agreement of the Company’s intention to effect such a registration and/or shelf takedown and shall include in such registration statement and in any offering of Common Stock to be made pursuant to that registration statement and/or shelf takedown all Registrable Shares with respect to which the Company has received a written request for inclusion therein within twenty (20) days after such stockholder’s receipt of notice from the Company.

A copy of the Registration Rights Agreement is attached as Exhibit 10.1 to this Current Report, and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Stockholders’ Agreement

On July 21, 2010, in connection with the consummation of the Merger, the Company entered into a Stockholders’ Agreement with certain of the principal stockholders of Cequent, pursuant to which Ampersand 2006 Limited Partnership, A.M. Pappas Life Science Ventures III, LP, PVIII CEO Fund, LP and Novartis BioVentures Ltd. (each, a “Designator”) have the right to designate a total of three (3) members of the Board of Directors of the Company (the “Board of Directors”) during the period beginning at the effective time of the Merger and ending immediately prior to the Company’s 2011 Annual Meeting of Stockholders. During that period of time the Company agreed to maintain a Board of Directors consisting of no more than seven (7) individuals.

Under the Stockholders’ Agreement, the Designators have the right to submit to the Nominating and Corporate Governance Committee (the “Nominating Committee”) for consideration as a director the name of three (3) director nominees, and if the Nominating Committee deems, in the exercise of its reasonable good faith discretion, the director nominees qualified, the Nominating Committee shall appoint the director nominees to serve as directors of the Company until the 2011 Annual Meeting of Stockholders. The Company shall fill any vacancies that may arise upon the resignation, removal, death or disability of any such director with a new director designated in accordance with the Stockholders’ Agreement, provided that the Designator who designated such director continues to own at least twenty-five percent (25%) of the shares of Common Stock issued to it in connection with the merger described in Item 2.01 below. The initial director nominees of the Designators are Peter D. Parker, Michael D. Taylor, Ph.D. and Chiang J. Li, M.D., each of whom was appointed to serve as a director of the Company beginning on July 21, 2010.

A copy of the Stockholders’ Agreement is attached as Exhibit 10.2 to this Current Report, and is incorporated herein by reference. The foregoing description of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders’ Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 21, 2010, the Company consummated the Merger pursuant to the terms and conditions of the Merger Agreement. In connection with the Merger, the Company issued an aggregate of 9,882,853 shares of Common Stock to the stockholders of Cequent in exchange for all of the shares of Cequent common and preferred stock that were issued and outstanding immediately prior to the Merger (as adjusted for the 1-for-4 reverse split of the Common Stock effective at 4:30 p.m. EDT on July 21, 2010). The Company also assumed all of the stock options and warrants of Cequent outstanding as of July 21, 2010. As a result of the Merger, Cequent has become a wholly-owned subsidiary of the Company.

On July 22, 2010, the Company issued a press release regarding the consummation of the Merger, which press release is attached hereto as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the consummation of the Merger, which is more fully described in Item 2.01 above, on July 21, 2010 the Company issued an aggregate of 9,882,853 unregistered shares of Common Stock to the stockholders of Cequent. The shares are being offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Company also assumed options and warrants to purchase up to 591,401 shares of Common Stock in connection with the Merger. The foregoing number of shares of Common Stock issued in the Merger, and the number of options and warrants assumed in the Merger, give effect to a 1-for-4 reverse split of the Common Stock effective at 4:30 p.m. EDT on July 21, 2010.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment/Resignation of Directors

On July 21, 2010, Bruce R. Thaw, the Chairman of the Board of Directors, Daniel Peters, a member of the Board of Directors, and James E. Rothman, Ph.D., a member of the Board of Directors and the Scientific Advisor to the Board of Directors, each resigned from his position with the Company effective immediately. Pursuant to the Amended and Restated By-Laws of the Company (the “By-Laws”), the remaining members of the Board of Directors, upon recommendation of the Nominating Committee of the Board of Directors and in accordance with the terms of the Merger Agreement and the Stockholders’ Agreement, elected Peter D. Parker, Chiang J. Li, M.D. and Michael D. Taylor, Ph.D. to fill the vacancies. The appointments of Mr. Parker and Drs. Li and Taylor are effective immediately, and each person was appointed to a term expiring at the annual meeting of stockholders to be held in 2011.

Mr. Parker has been appointed to serve as Chairman of the Nominating and Corporate Governance Committee, and as a member of each of the Compensation Committee and the Audit Committee. Dr. Taylor has been appointed to serve as a member of each of the Nominating Committee, the Compensation Committee and the Audit Committee. Dr. Li has been appointed to serve as Scientific Advisor to the Board of Directors.

Biographical information as to each of Mr. Parker, Dr. Li and Dr. Taylor is set forth below:

Peter D. Parker — Mr. Parker has served as the President and CEO, and as a member of the Board of Directors, of Cequent since September 2006. Prior to joining Cequent, Mr. Parker was a General Partner at Ampersand Ventures where he focused on the firm’s Life Sciences activities. He has served as a director of numerous companies including ACLARA BioSciences, Tomah Products, VITEX, Magellan Biosciences, Dynex and Pentose Pharmaceuticals and as Chairman of Alexis, NOVEX, CoPharma, Huntington Laboratories, Protein Ingredient Technologies, Cyclis Pharmaceuticals, Nanodyne, Panacos Pharmaceuticals, AC Tech, Boston Heart Lab and TekCel. Prior to Ampersand, Mr. Parker spent fourteen years at AMAX, Inc. where he was President of Climax Performance Materials Corporation and Corporate Director of Research and Development. Mr. Parker, age 59, holds B.S. and M.S. degrees from Columbia University.

Chiang J. Li, M.D — Dr. Li is the founder of Cequent and has served as a member of the Board of Directors of Cequent since November 2006. Dr. Li is Chairman and Chief Executive Officer, Boston Biomedical, Inc. From September 2003 to January 2007, Dr. Li was Chief Scientific Officer, Executive Vice President and Head of ArQule Biomedical Institute, ArQule Inc. (Nasdaq:ARQL). Dr. Li joined ArQule in September 2003. He previously served as the scientific founder and Vice President of Research at Cyclis Pharmaceuticals, Inc. His research team at Harvard invented transkingdom RNAi technology, which promises to accelerate biomedical research and medical therapies based on RNA interference. Dr. Li graduated from the Harvard-MIT Division of Health Science and Technology and received his M.D. degree Magna Cum Laude from Harvard Medical School, completed medical residency and fellowship at Harvard’s Brigham Women’s Hospital/Dana-Farber Cancer Institute and Beth Israel Deaconess Medical center.

Michael D. Taylor, Ph.D. — Dr. Taylor has served as a member of the Board of Directors of Cequent since May 2008. Dr. Taylor has been in the pharmaceutical industry for more than twenty years with extensive experience in drug discovery and development, licensing and business development, and managing R&D alliances with pharmaceutical and biotech partners. Dr. Taylor is currently President and CEO of Ensemble Discovery Corp. in Cambridge, MA. Prior to joining Ensemble Discovery in 2007, Dr. Taylor served as Senior Vice President for Pfizer’s Global R&D division where he was responsible for global project and portfolio management. In other positions with Pfizer (and previously Warner-Lambert/Parke-Davis), Dr. Taylor led discovery, and early- and late-stage development projects across multiple therapeutic areas, including Lipitor® and Neurontin.® He has authored or coauthored 65 articles, reviews, and published abstracts and holds six patents. Dr. Taylor, age 55, earned a Ph.D. in Medicinal Chemistry from the State University of New York at Buffalo and was awarded a National Institute of Health postdoctoral fellowship in natural products synthesis and structure elucidation at the University of Pennsylvania.

None of the newly-appointed directors is either related to, or has a relationship with, any existing member of the Board of Directors or any executive officer of the Company.

The Company announced the appointments of Mr. Parker and Drs. Li and Taylor in a press release dated July 22, 2010, a copy of which is attached as Exhibit 99.1 hereto.

Grant of Stock Options

In connection with their election to the Board, the Company granted to each of Mr. Parker and Drs. Li and Taylor a stock option grant for 8,625 shares of Common Stock with an exercise price equal to $2.9824, which is the closing price of the Common Stock on The NASDAQ Global Market on July 21, 2010 (in each case as adjusted for the 1-for-4 reverse split of the Common Stock effective at 4:30 p.m. EDT on July 21, 2010), all of which will vest on July 21, 2011. Each newly-appointed director will be compensated as a director pursuant to the Company’s compensation policy for non-employee directors, which is described in the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 27, 2009.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2010, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Restated Certificate of Incorporation of the Company (the “Restated Certificate”) with the Secretary of State of the State of Delaware to change the Company’s name from “MDRNA, Inc.” to “Marina Biotech, Inc.” The Company’s stockholders approved the amendment to the Restated Certificate to change the corporate name to Marina Biotech, Inc. at the 2010 Annual Meeting of Stockholders. A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2010 Annual Meeting of Stockholders on July 21, 2010. Proxies were solicited pursuant to the Company’s definitive proxy statement filed on June 8, 2010 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. Each share of Common Stock was entitled to one vote with respect to matters submitted to a vote of stockholders, and the voting results reported below are final. Abstentions had the same effect as “Against” votes for all proposals except Proposal 4.

PROPOSAL 1

Stockholders approved the issuance of shares of Common Stock pursuant to the Merger Agreement, as shown below. This proposal required the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy, and entitled to vote.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
20,404,945	932,185	248,101	19,622,482

PROPOSAL 2

Stockholders approved the adjournment of the meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1, Proposal No. 3 or Proposal No. 8, as shown below. This proposal required the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy, and entitled to vote.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
38,892,246	1,817,860	497,607	0

PROPOSAL 3

Stockholders approved a proposed amendment to the Restated Certificate of Incorporation to change the name of the Company from MDRNA, Inc. to Marina Biotech, Inc., as shown below. This proposal required the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
39,379,700	1,319,701	508,312	0

PROPOSAL 4

Stockholders elected six (6) persons to the Board of Directors, each to hold office until the 2011 annual meeting of stockholders and until their respective successors shall have been duly elected or appointed and qualify, as shown below. This proposal required the affirmative vote of a plurality of the votes cast.

Nominee	Votes “FOR”	Votes WITHHELD
J. Michael French	20,681,918	903,313
James M. Karis	20,544,938	1,040,293
Dan Peters	20,992,223	593,008
James Rothman	21,111,122	474,109
Gregory Sessler	20,986,422	598,809
Bruce R. Thaw	20,984,678	600,553

PROPOSAL 5

Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, as shown below. This proposal required the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy, and entitled to vote.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
40,576,834	245,639	385,240	0

PROPOSAL 6

Stockholders approved an amendment to the Company’s 2008 Stock Incentive Plan to increase the number of shares available for issuance thereunder from 4,500,000 to 8,500,000, as shown below. This proposal required the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy, and entitled to vote.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
19,209,363	2,130,193	245,675	19,622,482

PROPOSAL 7

Stockholders approved an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder from 300,000 to 600,000, as shown below. This proposal required the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy, and entitled to vote.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
19,787,569	1,553,135	244,527	19,622,482

PROPOSAL 8

Stockholders did not approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 90,000,000 to 180,000,000, and to increase the number of authorized shares of preferred stock from 100,000 to 200,000, as shown below. This proposal required the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
19,827,961	1,532,174	225,096	19,622,482

PROPOSAL 9

Stockholders approved an amendment of the Rights Agreement, dated February 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent, as amended, to extend the term of the Rights Agreement from March 17, 2010 to March 17, 2013, as shown below. This proposal required the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy, and entitled to vote.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
19,888,703	1,335,077	361,451	19,622,482

PROPOSAL 10

Stockholders did not approve an amendment to the Amended and Restated Common Stock Purchase Warrants that the Company issued to investors and the placement agent in connection with its issuance of Common Stock and warrants in April 2008 to reduce and, in certain instances, eliminate the floor exercise price of such warrants, and to issue the additional shares of Common Stock that would be issuable upon full exercise of such warrants as a result thereof, as shown below. This proposal required the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy, and entitled to vote.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
10,078,521	8,484,803	3,021,907	19,622,482

PROPOSAL 11

Stockholders did not approve an amendment to the Common Stock Purchase Warrants that the Company issued to investors in connection with its issuance of Common Stock and warrants in January 2010 to eliminate the floor exercise price of such warrants, as shown below. This proposal required the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy, and entitled to vote.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
10,273,556	8,347,735	2,963,940	19,622,482

PROPOSAL 12

Stockholders approved a proposal to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, as shown below. This proposal required the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy, and entitled to vote.

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
38,631,758	2,086,173	489,782	0

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment

10.1	Registration Rights Agreement

10.2	Stockholders’ Agreement

99.1	Press Release of MDRNA, Inc., dated July 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

July 23, 2010	By:	/S/ J. MICHAEL FRENCH
	Name:	J. Michael French
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment

10.1	Registration Rights Agreement

10.2	Stockholders’ Agreement

99.1	Press Release of MDRNA, Inc., dated July 22, 2010